Consent of Independent Registered Public Accounting Firm

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The board and shareholders RiverSource Selected Series, Inc.
         RiverSource Precious Metals and Mining Fund

We consent to the use of our report and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.





/s/ KPMG LLP
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    KPMG LLP


Minneapolis, Minnesota
November 14, 2006